                                                                     EXHIBIT 5.1

               [LETTERHEAD OF BLANK ROME COMISKY & McCAULEY LLP]



                                 October 26, 1998


Coyne International Enterprises Corp.
140 Cortland Avenue
Syracuse, NY 13221


     Re: Coyne International Enterprises Corp., Blue Ridge Textile Manufacturing, Inc., Clean Towel Service, Inc.,
          Ohio Garment Rental, Inc. and Midway-CTS Buffalo, Ltd.
          Registration Statement on Form S-4
          ---------------------------------------------------------


Ladies and Gentlemen:


     We have acted as securities counsel to Coyne International Enterprises Corp., a New York corporation (the "Issuer"), Blue Ridge Textile Manufacturing, Inc., a Georgia corporation ("Blue Ridge"), Clean Towel Service, Inc., a Georgia corporation ("Clean Towel"), Ohio Garment Rental, Inc., an Ohio corporation ("Ohio Garment") and Midway-CTS Buffalo, Ltd., a New York corporation ("Midway," and together with Blue Ridge, Clean Towel, Ohio Garment and Midway, the "Guarantors," and together with the Issuer, Blue Ridge, Clean Towel, Ohio Garment and Midway, the "Registrants") in connection with the proposed registration by the Registrants of up to $75,000,000 in aggregate principal amount of the Issuer's 113 Series B Senior Subordinated Notes due 2008 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of June 26, 1998, among the Issuers, the Guarantors and IBJ Schroeder Bank & Trust Company, as Trustee, in exchange for and in replacement of the Issuer's outstanding 113 Series A Senior Subordinated Notes due 2008 (the " Initial Notes"), of which $75,000,000 in aggregate principal amount is outstanding. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

Coyne International Enterprises Corp.
October 26, 1998
Page 2

     In rendering this opinion, we have examined only the following documents:
(i) the Certificate of Incorporation, as amended, or the Articles of Incorporation, as amended, as the case may be, of the Registrants; (ii) the By-laws of the Registrants; (iii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, respectively; (iv) the Indenture and (v) the Registration Statement. We have not performed any independent investigation other than the document examination described. Our opinion is, therefore, qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures.



     This opinion is limited to the laws of the State of New York and no opinion is expressed as to the laws of any other jurisdiction. We have with the Company's consent relied in part upon the opinion of O'Hara, Hanlon, Knych & Pobedinsky, LLP dated June 26, 1998, a copy of which is attached hereto, in providing the foregoing opinion.


     Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Board of Directors and the appropriate officers of the Registrants have taken all necessary action to fix and approve the terms of the Exchange Notes and the Guarantees, respectively; (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (iv) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Initial Notes, the Exchange Notes and the Guarantees will be binding obligations of the Registrants.



          The opinions expressed herein are qualified in all respects by, and subject to, the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, preference, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies;
(c) the effect of equitable subordination or any other doctrine which may subordinate claims under the Indenture or the Initial Notes; (d) general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; (e) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies; and (f) the application of a standard of "good faith" or "commercial reasonableness" to any decisions, actions or conduct under the Indenture. We have also assumed that the Indenture is valid and legally binding upon and enforceable against the Trustee in accordance with its terms.

Coyne International Enterprises Corp.
October 26, 1998
Page 3

     This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.



     This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.



                              Sincerely,



                              /s/ BLANK ROME COMISKY & McCAULEY LLP

            [LETTERHEAD OF O'HARA, HANLON, KNYCH & POBEDINSKY, LLP]


                                 June 26, 1998

NationsBanc Montgomery Securities LLC
First Union Capital Markets, a division
 of Wheat First Securities, Inc.
c/o NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California 94111

     Re:  Offering and Sale of Series A
          11 1/4% Senior Subordinated Notes due 2008

Dear Sirs:

     In connection with the above referenced matter, we have acted as counsel to Coyne International Enterprises Corp, a New York corporation; Ohio Garment Rental, Inc., an Ohio corporation; Blue Ridge Textile Manufacturing, Inc., a Georgia corporation; Midway-CTS Buffalo, Ltd., a New York corporation; and Clean Towel Service, Inc., a Georgia corporation.

     Coyne International Enterprises Corp is hereinafter referred to in this letter as the "Company." The Company's subsidiary corporations, Ohio Garment Rental, Inc., Blue Ridge Textile Manufacturing, Inc., a Midway-CTS Buffalo, Ltd. and Clean Towel Service, Inc. are hereinafter referred to in this letter collectively as the "Subsidiary Guarantors."

     This letter is furnished to NationsBanc Montgomery Securities LLC ("NationsBanc") and First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union") pursuant to Section 5(d) of the Purchase Agreement dated June 23, 1998. All capitalized terms used in this letter that are otherwise not defined herein shall have the meanings assigned to them in the Purchase Agreement.

     In our capacity as counsel to the Company and the Subsidiary Guarantors and for purposes of this opinion, we have examined the following documents:

NationsBanc Montgomery Securities LLC
First Union Capital Markets, a division
 of Wheat First Securities, Inc.
Page 2
June 26, 1998

     (a) Preliminary Offering Memorandum, dated May 29, 1998 and Offering Memorandum, dated June 23, 1998;

     (b) Purchase Agreement, dated June 23, 1998, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers;

     (c) Note and Warrant Repurchase Agreement, dated June 23, 1998, by and among the Company, the Subsidiary Guarantors, Capital Resource Lenders II, L.P. and Exeter Venture Lenders, L.P.;

     (d) Credit Agreement, dated June 26, 1998, by and among the Company, the Subsidiary Guarantors and NationsBanc, N.A., and the Credit Documents executed in connection with the Credit Agreement;

     (e) Subsidiary Guarantees, dated June 26, 1998, and collectively with the Notes, the Securities;

     (f) Indenture, dated June 26, 1998, by and among the Company, the Subsidiary Guarantors and the Trustee;

     (g) DTC Agreement, dated June 26, 1998, by and among the Company, the Subsidiary Guarantors, the Trustee and the Depositary;

     (h) Registration Rights Agreement, dated June 26, 1998, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers;

     (i) The form of Exchange Subsidiary Guarantees attached to the Indenture, and collectively with the Exchange Notes, the Exchange Securities;

     (j) Series A 11 1/4% Senior Subordinated Notes due 2008, having an aggregate principal amount of $75,000,000 (the "Notes"); and

     (k) The form of Series B 11 1/4% Senior Subordinated Notes due 2008 attached to the Indenture (the "Exchange Notes").

     We are not members of the Georgia or Ohio Bars. To the extent our opinion relates to matters of Georgia or Ohio law, it is based upon good standing certificates issued by the respective Secretary of State of such state, and our review of Ohio and Georgia law.

     Based upon our review of the foregoing and such other instruments, documents, certificates and materials as we have

NationsBanc Montgomery Securities LLC
First Union Capital Markets, a division
 of Wheat First Securities, Inc.
Page 3
June 26, 1998

deemed necessary and appropriate to render the opinions set forth in this letter, but subject to the assumptions and qualifications hereinafter set forth, it is our opinion that, as of the date of this letter:

     1. The Company and the Subsidiary Guarantors are corporations duly organized, existing and in good standing under the laws of their respective states of incorporation and are duly qualified to do business and are in good standing in each jurisdiction in which the character of the properties owned by them therein or in which the transaction of their businesses makes such qualification necessary.

     2. The Company and the Subsidiary Guarantors have the corporate power to own, lease and operate properties and conduct their respective businesses as described in the Offering Memorandum and to enter into and perform their respective obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Credit Documents, the Note and Warrant Repurchase Agreement, the Securities, the Exchange Securities and the DTC Agreement.

     3. All of the issued and outstanding capital stock of the Company and the Subsidiary Guarantors has been duly authorized and validly issued, is fully paid and nonassessable.

     4. All of the issued and outstanding capital stock of each of the Subsidiary Guarantors is owned by the Company, directly or through the other Subsidiary Guarantors, free and clear of any adverse claim.

     5. The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

     6. Each of the Registration Rights Agreement and the DTC Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Subsidiary Guarantors, enforceable in accordance with its terms.

     7. The Indenture has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms.

     8. The Notes are in the form contemplated by the Indenture, have been duly authorized by all necessary corporate action on behalf of the Company for issuance and sale

NationsBanc Montgomery Securities LLC
First Union Capital Markets, a division
 of Wheat First Securities, Inc.
Page 4
June 26, 1998

         pursuant to the Purchase Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     9. The Exchange Notes have been duly authorized by all necessary corporate action on behalf of the Company for issuance by the Company, and when issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered in exchange for the Notes in accordance with the terms of the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     10. The Subsidiary Guarantees are in the form contemplated by the Indenture, have been duly authorized for execution and delivery pursuant to the Purchase Agreement and the Indenture and, when duly executed by each of the Subsidiary Guarantors and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price for the Securities, will constitute valid and binding agreements of the Subsidiary Guarantors, enforceable in accordance with their terms.

     11. The Exchange Subsidiary Guarantees have been duly authorized for issuance and exchange pursuant to the Registration Rights Agreement, the Exchange Offer and the Indenture and, when duly executed by each of the Subsidiary Guarantors and authenticated in the manner provided for in the Indenture and delivered in exchange for the Subsidiary Guarantees, will constitute valid and binding agreements of the Subsidiary Guarantors, enforceable in accordance with their terms.

     12. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Credit Documents, the Note and Warrant Repurchase Agreement, the Securities, the Exchange Securities and the Indenture by the Company and the Subsidiary Guarantors and the performance by the Company and the Subsidiary Guarantors of their respective obligations thereunder (including the application of the proceeds from the Offering and initial borrowings under the Credit Documents, in each case, as described in the Offering Memorandum) (i) have been duly authorized by all necessary corporate action on

NationsBanc Montgomery Securities LLC
First Union Capital Markets, a division
 of Wheat First Securities, Inc.
Page 5
June 26, 1998

the part of the Company and the Subsidiary Guarantors; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company and the Subsidiary Guarantors; (iii) assuming application of the proceeds from the sale of the Notes as set forth in the Offering Memorandum under the heading "Use of Proceeds," will not constitute a breach of, or Default or a Debt Repayment Triggering Event, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary Guarantor, under the Credit Documents or to our knowledge, any other material Existing Instrument; or (iv) to our knowledge will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary Guarantor.

     13. Each of the Credit Documents and the Note and Warrant Repurchase Agreement have been duly authorized, executed and delivered by, and are valid and binding agreements of the Company and each of the Subsidiary Guarantors party thereto, enforceable in accordance with their terms, except as rights to indemnification or contribution may be limited by applicable law or public policy or except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     14. To the best of our knowledge, neither the Company nor any Subsidiary Guarantor is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary Guarantor or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

     15. No consent, approval, authorization, or other order of, or registration or filing with, any court or other governmental authority or agency of the State of New York is required for the Company's or the Subsidiary Guarantors' execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Credit Documents, the Note and Warrant Repurchase Agreement, the Securities, the Exchange Securities or the Indenture, or consummation of the transactions contemplated thereby and by the Offering Memorandum, except as required under (i) federal securities law (in the case of the Registration Rights Agreement), (ii) applicable state securities or blue sky laws or (iii) the filing of mortgages, financing or termination statements or other documents required to perfect security interests required under the Credit Documents.

     The opinions set forth herein are subject to the following assumptions and qualifications:

NationsBanc Montgomery Securities LLC
First Union Capital Markets, a division
 of Wheat First Securities, Inc.
Page 6
June 26, 1998

     (i) With respect to all documents examined by us, we have assumed (but have no knowledge to the contrary) (1) that all signatures thereon (other than those of the Company and the Subsidiary Guarantors) are genuine, (2) that all documents submitted to us as originals are authentic, (3) that all documents submitted to us as copies conform with the original copies of those documents,
(4) the due authorization, execution, acknowledgment and delivery by all parties thereto (other than by the Company and the Subsidiary Guarantors) of all documents examined by us, (5) the power and authority of the parties to those documents examined by us (other than the Company and the Subsidiary Guarantors) to enter into and pay and perform the obligations of such party thereunder, and
(6) that each natural person executing any such document is legally competent to do so.

     (ii) The remedies contained in the documents set forth above in (a) through (k) are subject to the effect upon enforceability of applicable bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

     (iii) In basing the opinions and other matters set forth herein on "our knowledge", the words "our knowledge" signify that, in the course of our representation of the Company and the Subsidiary Guarantors in matters with respect to which we have been engaged by the Company and the Subsidiary Guarantors, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of the Company and the Subsidiary Guarantors.

     (iv) We express no opinion as to the laws of any jurisdiction other than the laws of the States of New York, Ohio and Georgia, and the laws of the United States of America.

     The opinions expressed in this letter are solely for the use of NationsBanc, First Union, Latham & Watkins, counsel for the Initial Purchasers, Blank Rome Comisky & McCauley, LLP, counsel for the Company and the Subsidiary Guarantors, IBJ Schroder Bank & Trust Company and their counsel, Proskauer Rose LLP, and these opinions may not be relied on by another person without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                         Very truly yours,

NationsBanc Montgomery Securities LLC
First Union Capital Markets, a division
 of Wheat First Securities, Inc.
Page 7
June 26, 1998

                         O'HARA, HANLON, KNYCH & POBEDINSKY, LLP



                         By:  /s/ Alexander Pobedinsky
                              Alexander Pobedinsky